Washington, D.C. 20549
                   SECURITIES AND EXCHANGE COMMISSION


                                 FORM 8-K


                              CURRENT REPORT


      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 19, 1996


                       GREG MANNING AUCTIONS, INC.
      (Exact name of Small Business Issuer as specified in its Charter)


       NEW YORK                               1-11988              22-2365834
(State or other jurisdiction of             (Commission    (I.R.S. Employer
incorporation or organization)              File Number)     Identification
No.)


       775 Passaic Avenue
       West Caldwell, New Jersey                                  07006
(Address of principal executive offices)                       (Zip Code)


Issuer's telephone number, including area code:  (201) 882-0004

Item 5.  Other Events.

         On November 19, 1996, the Company secured an additional term loan from Brown Brothers Harriman & Co. in the amount of $1,400,000, bearing interest at the rate of 12% per annum, payable monthly. The principal of the loan is due on or before July 31, 1997. The loan is secured by all personal property and fixtures of the Registrant, including accounts, contract rights, equipment, inventory and general intangibles. The proceeds of the loan have been used to fund a cash advance to a consignor in the amount of $1,400,000, relating to and secured by property to be sold in the Registrant's auction to be held in June 1997.

         The foregoing description is qualified in its entirety by reference to the secured promissory note filed as an exhibit hereto, which is incorporated in its entirety by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

         (c)  Exhibits

                  10.1 Secured Promissory Note, dated November 19, 1996, by Greg Manning Auctions, Inc., as maker, in favor of Brown Brothers Harriman & Co., as payee.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized


                                         GREG MANNING AUCTIONS, INC.



                                         By:   Greg Manning
                                         President and Chief Executive Officer

         Date:  December 2, 1996

                                                   EXHIBIT INDEX





Exhibit
No.               Description
________ __________________________________________

10.1 Secured Promissory Note, dated November 19, 1996, by Greg Manning Auctions, Inc., as maker, in favor of Brown Brothers
Harriman & Co., as payee.